Exhibit 99.1

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information:	FOR IMMEDIATE RELEASE
Paul Svindland	May 29, 2019
Chief Executive Officer (317) 972-7000 psvindland@celadontrucking.com

Celadon Group Announces Update Concerning Refinancing Efforts and Bank Amendment

INDIANAPOLIS – May 29, 2019 – Celadon Group, Inc. (“Celadon,” the “Company,” “we,” or “us”) (OTCPink: CGIP) announced today a company and refinancing update and that it has entered into a Seventeenth Amendment to its credit facility that is intended to provide continued liquidity through maturity.

Company and Refinancing Update
The Company’s current primary focus areas are executing its operational improvement plan and replacing its existing credit facility with a long-term capital structure.  The operational improvement plan is centered on refreshing the tractor fleet, disposing of real estate not used in trucking operations, and enhancing the operating discipline of its asset-based U.S. and cross-border truckload services. Management believes a long-term capital structure and the continued execution of its operational improvement plan will allow the Company to return to profitability over time.

To replace the existing credit facility, the Company is reviewing and seeking an entire range of financial and strategic alternatives with a goal of maximizing repayment of the credit facility obligations on a near-term basis (a “Repayment Transaction”).  Evercore has been engaged by the Company to lead the Repayment Transaction efforts.

Chief Executive Officer, Paul Svindland, commented: “I am confident in our turnaround plan and our ability to execute it with a stable capital structure in place. We are speaking with multiple parties to negotiate a capital structure solution that most highly values our ongoing potential. We have already received support from tractor manufacturers and financing sources with new tractor deliveries underway and with an accelerated delivery schedule under a new capital structure.”

Seventeenth Amendment
On May 24, 2019, the Company entered into a Seventeenth Amendment to its credit facility.  The purpose of the amendment is to provide the Company with adequate liquidity through June 28 to allow an evaluation of Repayment Transaction proposals.   The amendment contains the following key terms:

•	Maturity date remains June 28, 2019.
•	Maximum outstanding amount of $122.7 million, including letter of credit sub-limit of $28.9 million and maximum borrowing of $93.8 million.
•	A mandatory weekly cash budget through June 28. The budget and borrowing limit are designed to permit the Company to operate in the ordinary course of business.

The Company will provide additional information concerning the credit facility amendment on a Form 8-K to be filed with the United States Securities and Exchange Commission (the “SEC”).

About Celadon
Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long haul, regional, local, dedicated, intermodal, temperature-protect, and expedited freight service across the United States, Canada, and Mexico.

Forward Looking Statements
This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including "anticipates," "will," "intended," "believes," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, statements relating to liquidity through the credit facility maturity date, the Repayment Transaction efforts, the Company’s turnaround plan and the potential for returning to profitability, and the statements by Mr. Svindland are forward-looking statements. Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could cause actual results to differ from expectations, such as the inability to complete a Repayment Transaction, nature of proposals received with respect to any Repayment Transaction and the responses of our existing lenders, cash flow and liquidity shortfalls, the reaction of creditors and other contractual counterparties to the impending credit facility maturity, the ability to negotiate ongoing extensions and amendments of the credit facility and other financial arrangements beyond June 28 or as otherwise needed, the status of litigation and regulatory actions, and various disclosures by the Company in its press releases, stockholder reports, and filings with the SEC.

Back to Form 8-K